Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-149932 and Form S-8 No.333-14094) of our report dated October 3, 2008, with respect to the financial statements of Star Semiconductor Corporation for the years ended December 31, 2007 and 2006 included in this Current Report (Form 8-K/A) dated October 17, 2008 of Cavium Networks, Inc. filed with the United States Securities and Exchange Commission.
/s/ Ernst & Young
Hsinchu, Taiwan, Republic of China
October 15, 2008